UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2011

SKYPEOPLE FRUIT JUICE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-32249	98-0222013
(Commission File Number)	(IRS Employer Identification No.)

16F, National Development Bank Tower , No. 2 Gaoxin 1st Road, Xi’an, China	710075
(Address of Principal Executive Offices)	(Zip Code)

011-86-29-88386415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                 Other Events

On July 15, 2011, SkyPeople Juice Group Co., Ltd. ("SkyPeople(China)"), a limited liability company organized under the laws of the People’s Republic of China and a 99.87% owned subsidiary of SkyPeople Fruit Juice, Inc., a Florida corporation (together with SkyPeople (China), the “Company”), entered into a Letter of Intent with the People’s Government of Suizhong County, Liaoning Province, to establish a fruit and vegetable industry chain and further processing demonstration zone in Suizhong County, Liaoning Province (the “Suizhong project”).

The Suizhong project may include one or more of the following: the construction and operation of fruit juice production lines, vegetable and fruit flash freeze facility, refrigeration storage facility and warehouse, a world class food safety testing center, fruit and vegetable modern supply chain and e-commerce platform, fruit and vegetable finished products processing center and exhibition center, etc. The implementation of the project is subject to further feasibility study, including environmental study, government approval of the project (based on the feasibility study), successful bid to obtain land required for the project, the Company's ability to fund the project based on the size and scope of the project as determined though the feasibility study and the entry into definitive agreements among the parties involved in the projects.

Upon entry into the letter of intent, the Company intends to conduct a detailed and comprehensive feasibility study of the Suizhou project with a qualified independent project appraiser. The scope of the Suizhong project and the investment amount are subject to change based on the feasibility study.  Upon successful completion of the feasibility study and assuming the Company is satisfied with the result of the feasibility study, the Company intends to submit the feasibility study and a detailed project proposal to the relevant government authorities for approval. If the government approves the Company’s project proposal, the parties will proceed with negotiation of the detailed terms of the project and the implementation of the Suizhou project is subject to the parties’ entry into definitive agreements for the project. The Company currently expects that it will take three to six months to complete the feasibility study, the detailed project proposal and to obtain the government’s decision on the project.

On July 21, 2011, the Company issued a press release regarding the entry into the letter of intent for the Suizhong project. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

99.1           A copy of the press released dated July 21, 2011 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      July 21, 2011

SKYPEOPLE FRUIT JUICE, INC.

By: /s/ SPRING LIU
       Spring Liu
       Chief Financial Officer